INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 1 to Registration Statement No. 333-106295 of Oppenheimer MidCap Fund on
Form N-14 of our report on the Oppenheimer Select Managers Gartmore
Millennium Growth Fund II dated December 20, 2002 appearing in the
Oppenheimer Select Managers Gartmore Millennium Growth Fund II's Annual
Report to Shareholders for the year ended November 30, 2002, in the Combined
Prospectus and Proxy Statement which is part of the Registration Statement and in the Statement of Additional Information, which is also part of such
Registration Statement.

     We also consent to the reference to us under the headings "What are the Tax
Consequences of the  Reorganization"  and "Agreement and Plan of Reorganization"
in  the  Combined  Prospectus  and  Proxy  Statement  which  are  part  of  such
Registration Statement.

We also consent to the use of our Tax Opinions in exhibit 16(12) in Part C which is part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP
----------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
September 9, 2003